                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-97873



SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 27, 2002
(TO PROSPECTUS DATED AUGUST 29, 2002)


                                  $150,000,000


                               CWABS MASTER TRUST
                        (FOR THE SERIES 2002-F SUBTRUST)
                                     ISSUER


                                   CWABS, INC.
                                    DEPOSITOR


                           [COUNTRYWIDE LOGO OMITTED]
                           SPONSOR AND MASTER SERVICER


                        REVOLVING HOME EQUITY LOAN ASSET
                           BACKED NOTES, SERIES 2002-F


            [FGIC FINANCIAL GUARANTY INSURANCE COMPANY LOGO OMITTED]

FGIC is a registered service mark used by Financial Guaranty Insurance Company, a private company not affiliated with any U.S. Government agency.


     This Supplement updates the Prospectus Supplement dated September 27, 2002 that has been issued with respect to the Revolving Home Equity Loan Asset Backed Notes, Series 2002-F.

     Annex I to the Prospectus Supplement sets forth certain statistical information about the mortgage loans in the statistical pool as of the statistical pool calculation date. Appendix I to this Supplement sets forth comparable statistical information for the actual mortgage loans in the mortgage pool as of October 31, 2002.

     Pages S-18 and S-21 of the Prospectus Supplement include certain financial information about the Master Servicer's servicing portfolio and mortgage loan delinquency and foreclosure experience. Appendix II to this Supplement updates certain of that information.

     Page S-16 of the Prospectus Supplement includes certain financial information of the Note Insurer. Appendix III to this Supplement updates certain of that information.

     This Supplement also updates the "Method of Distribution" section, on page S-58 in the Prospectus Supplement, as described on the next page.

     On November 7, 2002, Countrywide Credit Industries, Inc., the parent of Countrywide Home Loans, Inc., changed its name to Countrywide Financial Corporation.


COUNTRYWIDE SECURITIES CORPORATION

                                   LEHMAN BROTHERS

                                                BANC ONE CAPITAL MARKETS, INC.


                The date of this supplement is December 13, 2002

                             METHOD OF DISTRIBUTION

Subject to the terms of the underwriting agreement among the depositor, Countrywide Securities Corporation ("CSC"), Lehman Brothers Inc. ("LEHMAN BROTHERS"), and Banc One Capital Markets, Inc. ("BANC ONE" and, together with CSC and Lehman Brothers, the "UNDERWRITERS") and a terms agreement, dated December 13, 2002, between the depositor and the Underwriters, the depositor has agreed to sell to the Underwriters on December 16, 2002, and each of the Underwriters has severally agreed to purchase, the principal amount of notes below its name in the table below. The notes being offered pursuant to the terms agreement are referred to as the "OFFERED NOTES." Proceeds to the depositor from the sale of the Offered Notes are expected to be approximately $147,704,393 plus accrued interest before deducting expenses payable by the depositor estimated to be approximately $15,000.

          COUNTRYWIDE
           SECURITIES                                 BANC ONE CAPITAL
          CORPORATION       LEHMAN BROTHERS INC.        MARKETS, INC.
         ---------------   -----------------------  ---------------------
          $120,000,000          $15,000,000             $15,000,000


Distribution of the Offered Notes will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Notes to or through dealers and such dealers may receive from the Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions, or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Notes may be deemed to be underwriters, and any discounts, commissions, or concessions received by them, and any profits on resale of the Offered Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

    The depositor has been advised by each Underwriter that it intends to make a market in the Offered Notes purchased by it but no Underwriter has any obligation to do so. We cannot assure you that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue or that it will provide holders of the Offered Notes with a sufficient level of liquidity of investment.

    CSC is an affiliate of the depositor, the sponsor, and the master servicer.

    The depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

                           ---------------------------

    This supplement does not contain complete information about the Offered Notes. Additional information is contained in the prospectus supplement dated September 27, 2002 prepared in connection with the issuance of the notes and in the prospectus of the depositor dated August 29, 2002. You are urged to read this supplement, the prospectus supplement, and the prospectus in full.

Additional information about the Offered Notes (including their current pool factor) is expected to be available on Bloomberg L.P. under the ticker symbol CWHEL 2002-F on the DES page. The information on that page has not been independently verified by any of the issuer, the depositor, the sponsor, and master servicer or any of the Underwriters, and none of those parties makes any representation as to the accuracy or completeness of that information.

          APPENDIX I - STATISTICAL INFORMATION (AS OF OCTOBER 31, 2002)
                            ABOUT THE MORTGAGE LOANS
          -------------------------------------------------------------

         The sum of the columns below may not equal the total indicated due to rounding. The following tables describe the Mortgage Loans and the related mortgaged properties as of the close of business on October 31, 2002.

                               PRINCIPAL BALANCES

                                                                                             PERCENTAGE OF
                                               NUMBER OF          AGGREGATE UNPAID       AGGREGATE PRINCIPAL
     RANGE OF PRINCIPAL BALANCES ($)         MORTGAGE LOANS       PRINCIPAL BALANCE             BALANCE
-----------------------------------------   ------------------   --------------------   -----------------------
0.00  to   10,000.00.................           9,178               $ 28,447,804                  2.89%
10,000.01 to 20,000.00...............           7,284                114,051,847                 11.59
20,000.01 to 30,000.00...............           6,611                167,424,340                 17.01
30,000.01 to 40,000.00...............           3,805                133,264,417                 13.54
40,000.01 to 50,000.00...............           2,706                124,645,191                 12.66
50,000.01 to 60,000.00...............           1,156                 63,835,071                  6.49
60,000.01 to 70,000.00...............             728                 47,639,272                  4.84
70,000.01 to 80,000.00...............             560                 42,286,086                  4.30
80,000.01 to 90,000.00...............             316                 27,093,915                  2.75
90,000.01 to 100,000.00..............             514                 50,256,102                  5.11
100,000.01 to  125,000.00............             260                 29,533,703                  3.00
125,000.01 to  150,000.00............             350                 50,170,946                  5.10
150,000.01 to  175,000.00............              73                 11,941,327                  1.21
175,000.01 to  200,000.00............              68                 13,045,595                  1.33
200,000.01 to  225,000.00............              28                  5,993,339                  0.61
225,000.01 to  250,000.00............              45                 10,878,404                  1.11
250,000.01 to  275,000.00............              26                  6,799,801                  0.69
275,000.01 to  300,000.00............              33                  9,642,753                  0.98
300,000.01 to  325,000.00............              10                  3,141,255                  0.32
325,000.01 to  350,000.00............               8                  2,736,209                  0.28
350,000.01 to  375,000.00............              10                  3,646,115                  0.37
375,000.01 to  400,000.00............              14                  5,502,737                  0.56
400,000.01 to  425,000.00............              12                  4,977,600                  0.51
425,000.01 to  450,000.00............               8                  3,562,138                  0.36
450,000.01 to  475,000.00............               4                  1,868,400                  0.19
475,000.01 to  500,000.00............              17                  8,457,500                  0.86
500,000.01 to  525,000.00............               1                    519,982                  0.05
525,000.01 to  550,000.00............               4                  2,170,258                  0.22
575,000.01 to  600,000.00............               4                  2,388,222                  0.24
600,000.01 to  625,000.00............               2                  1,228,678                  0.12
625,000.01 to  650,000.00............               3                  1,904,646                  0.19
700,000.01 to  725,000.00............               3                  2,118,000                  0.22
975,000.01 to  1,000,000.00..........               3                  3,000,000                  0.30
                                            ------------------   --------------------   -----------------------
 Total                                         33,844             $  984,171,652                100.00%
                                            ==================   ====================   =======================

         As of October 31, 2002, the average principal balance of the Mortgage Loans was approximately $29,080.


                                  LOAN PROGRAMS

                                                                                             PERCENTAGE OF
                                                NUMBER OF          AGGREGATE UNPAID       AGGREGATE PRINCIPAL
              LOAN PROGRAMS                  MORTGAGE LOANS       PRINCIPAL BALANCE             BALANCE
---------------------------------------     ----------------     ---------------------   ----------------------
5 Yr Draw, 5 Yr Repay................               65             $   1,032,637                   0.10%
5 Yr Draw, 10 Yr Repay...............              367                14,821,354                   1.51
10 Yr Draw, 15 Yr Repay..............           33,224               961,880,468                  97.74
15 Yr Draw, 10 Yr Repay..............              188                 6,437,194                   0.65
    Total                                       33,844             $ 984,171,652                 100.00%

                                   LOAN RATES

                                                                                            PERCENTAGE OF
                                                NUMBER OF          AGGREGATE UNPAID       AGGREGATE PRINCIPAL
         RANGE OF LOAN RATES (%)             MORTGAGE LOANS       PRINCIPAL BALANCE             BALANCE
--------------------------------------    ------------------     -------------------     ----------------------
 0.000 - 3.000.......................            4,401           $       236,350                  0.02%
 3.001 - 3.500.......................                8                   829,284                  0.08
 3.501 - 4.000.......................           26,711               853,993,629                 86.77
 4.001 - 4.500.......................               86                 2,979,155                  0.30
 4.501 - 5.000.......................              133                 9,258,816                  0.94
 5.001 - 5.500.......................              279                16,835,067                  1.71
 5.501 - 6.000.......................              231                15,128,741                  1.54
 6.001 - 6.500.......................              189                 8,270,259                  0.84
 6.501 - 7.000.......................              428                15,833,627                  1.61
 7.001 - 7.500.......................              545                29,064,189                  2.95
 7.501 - 8.000.......................              234                10,181,598                  1.03
 8.001 - 8.500.......................              279                 9,743,228                  0.99
 8.501 - 9.000.......................               58                 2,347,513                  0.24
 9.001 - 9.500.......................               51                 1,958,068                  0.20
 9.501 - 10.000......................               16                   871,420                  0.09
10.001 - 10.500......................                8                   224,147                  0.02
10.501 - 11.000......................              133                 4,742,588                  0.48
11.001 - 11.500......................               54                 1,673,973                  0.17
                                          ------------------     -------------------     ----------------------
                  Total                         33,844            $  984,171,652                100.00%
                                          ------------------     -------------------     ----------------------

         As of October 31, 2002, the weighted average loan rate on the Mortgage Loans was approximately 4.160%.





                     MONTHS REMAINING TO SCHEDULED MATURITY

                                                                                              PERCENTAGE OF
                                                 NUMBER OF          AGGREGATE UNPAID       AGGREGATE PRINCIPAL
 RANGE OF MONTHS REMAINING TO MATURITY         MORTGAGE LOANS       PRINCIPAL BALANCE             BALANCE
---------------------------------------       ----------------  -----------------------   -----------------------
109 - 120..............................              65         $       1,032,637                  0.10%
169 - 180..............................             368                14,895,631                   1.51
253 - 264..............................               2                    18,720                   0.00
265 - 276..............................               9                   116,340                   0.01
277 - 288..............................              41                 1,285,024                   0.13
289 - 300..............................          33,359               966,823,300                  98.24
                                              ----------------  -----------------------   -----------------------
               Total                             33,844         $     984,171,652                 100.00%
                                              ================  =======================   =======================


         As of October 31, 2002, the weighted average remaining months to scheduled maturity of the Mortgage Loans was approximately 297.

         The above table assumes that the draw period for the Mortgage Loans with (a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and (b) five year draw periods and ten year repayment periods will not be extended.

         The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the Mortgage Loans and
(ii) any outstanding principal balances of mortgage loans or of equal priority to the Mortgage Loans (calculated generally at the date of origination of the Mortgage Loans) and whose denominator is the lesser of (i) the appraised value of the related mortgage property as stated in loan files at the date of origination or (ii) in the case of a mortgaged property purchased within one year of the origination of the related Mortgage Loan, the purchase price of the mortgaged property.




                          COMBINED LOAN-TO-VALUE RATIOS

                                                                                            PERCENTAGE OF
                                               NUMBER OF          AGGREGATE UNPAID       AGGREGATE PRINCIPAL
RANGE OF COMBINED LOAN-TO-VALUE RATIO%      MORTGAGE LOANS       PRINCIPAL BALANCE             BALANCE
----------------------------------------   -----------------    --------------------    ----------------------
 0.00  -   10.00.....................              48             $   1,202,046                   0.12%
10.01  -   20.00.....................             147                 5,243,151                   0.53
20.01  -   30.00.....................             217                 8,207,638                   0.83
30.01  -   40.00.....................             365                12,888,410                   1.31
40.01  -   50.00.....................             686                20,460,768                   2.08
50.01  -   60.00.....................           1,332                36,618,374                   3.72
60.01  -   70.00.....................           3,123                87,744,088                   8.92
70.01  -   80.00.....................           4,788               152,886,625                  15.53
80.01  -   90.00.....................          13,989               361,491,603                  36.73
90.01  -  100.00.....................           9,149               297,428,949                  30.22
                                           -----------------    --------------------    ----------------------
             Total                             33,844             $ 984,171,652                 100.00%
                                           -----------------    --------------------    ----------------------

         As of October 31, 2002, the weighted average combined loan-to-value ratio of the Mortgage Loans was 83.67%.

         The geographic location used for the following table is determined by the address of the mortgaged property securing the related Mortgage Loan.


                             GEOGRAPHIC DISTRIBUTION

                                                                                             PERCENTAGE OF
                                                NUMBER OF          AGGREGATE UNPAID       AGGREGATE PRINCIPAL
                  STATE                      MORTGAGE LOANS       PRINCIPAL BALANCE             BALANCE
-----------------------------------------  -----------------     --------------------   -----------------------
Alabama..............................             416                $ 8,038,080                0.82%
Alaska...............................              36                    956,245                0.10
Arizona..............................             849                 20,247,719                2.06
California...........................           8,466                318,489,999               32.36
Colorado.............................           1,514                 49,781,343                5.06
Connecticut..........................             354                 12,218,259                1.24
Delaware.............................              57                  1,483,843                0.15
District of Columbia.................              30                  1,318,682                0.13
Florida..............................           1,905                 50,044,159                5.08
Georgia..............................           1,163                 35,937,981                3.65
Hawaii...............................             266                 10,020,527                1.02
Idaho................................             316                  7,062,918                0.72
Illinois.............................           1,625                 46,311,732                4.71
Indiana..............................             626                 11,705,523                1.19
Iowa.................................             191                  3,609,810                0.37
Kansas...............................             435                  9,565,026                0.97
Kentucky.............................             289                  8,994,918                0.91
Louisiana............................             234                  5,204,059                0.53
Maine................................             103                  2,334,615                0.24
Maryland.............................             562                 13,729,767                1.40
Massachusetts........................             927                 28,079,492                2.85
Michigan.............................           1,451                 36,618,868                3.72
Minnesota............................             534                 13,558,024                1.38
Mississippi..........................              78                  1,627,676                0.17
Missouri.............................             609                 13,041,418                1.33
Montana..............................             115                  2,035,018                0.21
Nebraska.............................              64                  1,396,623                0.14
Nevada...............................             510                 15,141,714                1.54
New Hampshire........................             199                  3,705,719                0.38
New Jersey...........................             976                 30,294,099                3.08
New Mexico...........................             170                  3,671,085                0.37
New York.............................             765                 25,928,345                2.63
North Carolina.......................             906                 19,320,319                1.96
North Dakota.........................              18                    357,841                0.04
Ohio.................................           1,031                 19,517,139                1.98
Oklahoma.............................             299                  6,662,624                0.68
Oregon...............................             447                 13,054,079                1.33
Pennsylvania.........................           1,139                 23,711,432                2.41
Rhode Island.........................             101                  2,441,158                0.25
South Carolina.......................             270                  6,477,227                0.66
South Dakota.........................              17                    294,779                0.03
Tennessee............................             464                 12,311,124                1.25
Texas................................              75                  2,814,258                0.29
Utah.................................             519                 13,981,015                1.42
Vermont..............................              24                    414,126                0.04
Virginia.............................             699                 18,490,460                1.88
Washington...........................           1,036                 33,694,883                3.42
West Virginia........................              65                  1,032,637                0.10
Wisconsin............................             815                 15,337,619                1.56
Wyoming..............................              84                  2,105,646                0.21
                                           -----------------     --------------------   -----------------------
              Total                            33,844             $  984,171,652              100.00%
                                           =================     ====================   =======================

                      CREDIT SCORES FOR THE MORTGAGE LOANS

                                                 NUMBER OF          AGGREGATE UNPAID       PERCENTAGE OF AGGREGATE
           RANGE OF CREDIT SCORES             MORTGAGE LOANS       PRINCIPAL BALANCE          PRINCIPAL BALANCE
----------------------------------------     ----------------   -----------------------   -------------------------
821  -  840...........................                8         $         117,637                   0.01%
801  -  820...........................              518                15,463,912                   1.57
781  -  800...........................            2,895                72,960,199                   7.41
761  -  780...........................            4,626               124,458,759                  12.65
741  -  760...........................            4,982               136,782,599                  13.90
721  -  740...........................            5,086               148,331,066                  15.07
701  -  720...........................            5,290               157,762,738                  16.03
681  -  700...........................            4,289               135,206,411                  13.74
661  -  680...........................            3,390               111,741,234                  11.35
641  -  660...........................            1,569                47,059,868                   4.78
621  -  640...........................            1,011                28,105,134                   2.86
601  -  620...........................              131                 4,460,098                   0.45
581  -  600...........................               46                 1,654,599                   0.17
561  -  580...........................                2                    46,861                   0.00
521  -  540...........................                1                    20,537                   0.00
                                             ----------------   -----------------------   -------------------------
             Total                               33,844         $     984,171,652                 100.00%
                                             ================   =======================   =========================

         As of October 31, 2002 the weighted average credit score of the Mortgage Loans was approximately 721.



                                  PROPERTY TYPE

                                                 NUMBER OF          AGGREGATE UNPAID        PERCENTAGE OF AGGREGATE
                DESCRIPTION                   MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCE
----------------------------------------     ----------------   -----------------------   -------------------------
Single Family.........................           25,596          $    718,351,675                  72.99%
Planned Unit Development (PUD)........            5,362               184,962,946                  18.79
Low-rise Condominium..................            2,412                66,333,555                   6.74
2-4 Units.............................              280                 8,804,839                   0.89
High-rise Condominium.................              148                 4,746,900                   0.48
Manufactured Housing..................               46                   971,737                   0.10
                                             ----------------   -----------------------   -------------------------
             Total                               33,844          $    984,171,652                 100.00%
                                             ================   =======================   =========================

                                  GROSS MARGINS

                                                                                               PERCENTAGE OF
              RANGE OF GROSS                     NUMBER OF          AGGREGATE UNPAID        AGGREGATE PRINCIPAL
                MARGINS (%)                   MORTGAGE LOANS       PRINCIPAL BALANCE              BALANCE
------------------------------------------   -----------------  ----------------------   ---------------------------
Less than 0.000......................                 1            $      619,700                   0.06%
0.000................................             4,026               137,377,585                  13.96
0.001 - 0.250........................               495                22,163,092                   2.25
0.251 - 0.500........................             3,410               106,775,060                  10.85
0.501 - 0.750........................               108                 6,479,661                   0.66
0.751 - 1.000........................               319                16,948,856                   1.72
1.001 - 1.250........................             1,119                26,294,450                   2.67
1.251 - 1.500........................               653                11,773,054                   1.20
1.501 - 1.750........................               663                17,536,920                   1.78
1.751 - 2.000........................             7,632               169,237,589                  17.20
2.001 - 2.250........................             2,595                68,619,758                   6.97
2.251 - 2.500........................             5,548               186,674,158                  18.97
2.501 - 2.750........................               411                16,045,909                   1.63
2.751 - 3.000........................             2,131                54,766,722                   5.56
3.001 - 3.250........................               433                11,133,210                   1.13
3.251 - 3.500........................             2,734                87,759,299                   8.92
3.501 - 3.750........................               612                15,662,189                   1.59
3.751 - 4.000........................               132                 4,891,536                   0.50
4.001 - 4.250........................               203                 4,615,698                   0.47
4.251 - 4.500........................               104                 3,310,585                   0.34
4.501 - 4.750........................               225                 6,013,572                   0.61
4.751 - 5.000........................                56                 2,061,378                   0.21
5.001 - 5.250........................                 9                   131,823                   0.01
5.251 - 5.500........................                20                   344,309                   0.03
5.501 - 5.750........................                 9                   267,137                   0.03
5.751 - 6.000........................                 1                    49,870                   0.01
6.001 - 6.250........................               141                 4,966,018                   0.50
6.251 - 6.500........................                54                 1,652,514                   0.17
                                             -----------------  ----------------------   ---------------------------
 Total                                           33,844            $  984,171,652                 100.00%
                                             =================  ======================   ===========================



         As of October 31, 2002, the weighted average gross margin of the Mortgage Loans was approximately 1.86%.

         The credit limit utilization rates in the following table are determined by dividing the balance for the particular grouping by the aggregate of the credit limits of the related credit line agreements.




                         CREDIT LIMIT UTILIZATION RATES

                                                                                               PERCENTAGE OF
              RANGE OF CREDIT                    NUMBER OF          AGGREGATE UNPAID        AGGREGATE PRINCIPAL
        LIMIT UTILIZATION RATES (%)           MORTGAGE LOANS       PRINCIPAL BALANCE              BALANCE
----------------------------------------    -----------------  ----------------------    -------------------------
 0.00................................            4,655         $               9                   0.00%
 0.01  -   10.00.....................              933                 2,189,962                   0.22
10.01  -   20.00.....................              840                 6,932,590                   0.70
20.01  -   30.00.....................              866                10,847,770                   1.10
30.01  -   40.00.....................            1,048                16,236,984                   1.65
40.01  -   50.00.....................            1,138                23,578,190                   2.40
50.01  -   60.00.....................              996                22,006,021                   2.24
60.01  -   70.00.....................            1,169                33,157,425                   3.37
70.01  -   80.00.....................            1,136                36,168,343                   3.68
80.01  -   90.00.....................            1,107                41,196,315                   4.19
90.01  -  100.00.....................           19,956               791,858,044                  80.46
                                            -----------------  ----------------------    -------------------------
             Total                              33,844         $     984,171,652                 100.00%
                                            =================  ======================    =========================

         As of October 31, 2002, the average credit limit utilization rate of the Mortgage Loans was approximately 70.92%.





                               MAXIMUM LOAN RATES

                                                                                               PERCENTAGE OF
                                                 NUMBER OF          AGGREGATE UNPAID        AGGREGATE PRINCIPAL
          MAXIMUM LOAN RATES (%)              MORTGAGE LOANS       PRINCIPAL BALANCE              BALANCE
----------------------------------------  --------------------  ------------------------  ------------------------
10.000.................................               1           $        14,625                   0.00%
11.000.................................               1                    27,146                   0.00
16.000.................................             910                19,434,077                   1.97
17.000.................................           1,979                52,747,867                   5.36
18.000.................................          30,793               906,791,385                  92.14
21.000.................................             160                 5,156,553                   0.52
                                          --------------------  ------------------------  ------------------------
             Total                               33,844           $   984,171,652                 100.00%
                                          ====================  ========================  ========================

         As of October 31, 2002, the weighted average maximum loan rate of the Mortgage Loans was approximately 17.92%.

                                  CREDIT LIMITS

                                                                                                  PERCENTAGE OF
                                                     NUMBER OF          AGGREGATE UNPAID       AGGREGATE PRINCIPAL
              RANGE OF CREDIT LIMITS              MORTGAGE LOANS       PRINCIPAL BALANCE             BALANCE
---------------------------------------------  -------------------  -----------------------   -----------------------
           0.00  to  10,000...............           1,337            $     7,564,567                  0.77%
      10,000.01  to  20,000...............           8,365                 93,694,309                  9.52
      20,000.01  to  30,000...............           8,578                163,441,775                 16.61
      30,000.01  to  40,000...............           4,822                129,963,676                 13.21
      40,000.01  to  50,000...............           4,464                136,771,804                  13.9
      50,000.01  to  60,000...............           1,421                 62,756,897                  6.38
      60,000.01  to  70,000...............             971                 49,108,738                  4.99
      70,000.01  to  80,000...............             807                 44,232,148                  4.49
      80,000.01  to  90,000...............             448                 28,042,495                  2.85
      90,000.01  to 100,000...............           1,127                 63,614,275                  6.46
     100,000.01  to 125,000...............             323                 28,931,177                  2.94
     125,000.01  to 150,000...............             580                 57,847,313                  5.88
     150,000.01  to 175,000...............              91                 11,105,977                  1.13
     175,000.01  to 200,000...............             146                 16,652,575                  1.69
     200,000.01  to 225,000...............              39                  6,053,954                  0.62
     225,000.01  to 250,000...............              69                 11,927,031                  1.21
     250,000.01  to 275,000...............              34                  6,619,209                  0.67
     275,000.01  to 300,000...............              64                 11,593,210                  1.18
     300,000.01  to 325,000...............              19                  3,562,773                  0.36
     325,000.01  to 350,000...............              16                  3,994,069                  0.41
     350,000.01  to 375,000...............              11                  3,534,544                  0.36
     375,000.01  to 400,000...............              20                  6,139,548                  0.62
     400,000.01  to 425,000...............              16                  5,415,569                  0.55
     425,000.01  to 450,000...............               9                  3,495,920                  0.36
     450,000.01  to 475,000...............               7                  2,604,506                  0.26
     475,000.01  to 500,000...............              37                 11,943,807                  1.21
     500,000.01  to 525,000...............               2                    589,982                  0.06
     550,000.01  to 575,000...............               4                  2,170,258                  0.22
     575,000.01  to 600,000...............               4                  2,388,222                  0.24
     600,000.01  to 625,000...............               2                  1,228,678                  0.12
     625,000.01  to 650,000...............               4                  2,054,646                  0.21
     675,000.01  to 700,000...............               1                     10,000                  0.00
     700,000.01  to 725,000...............               2                  1,408,000                  0.14
     725,000.01  to 750,000...............               1                    710,000                  0.07
     975,000.01  to 1,000,000.............               3                  3,000,000                  0.30
---------------------------------------------  -------------------  -----------------------   -----------------------
             Total                                   33,844           $    984,171,652                100.00%

         As of October 31, 2002, the average credit limit of the Mortgage Loans was approximately $41,004.




                                  LIEN PRIORITY

                                                                                             PERCENTAGE OF
                                                NUMBER OF          AGGREGATE UNPAID       AGGREGATE PRINCIPAL
              LIEN PRIORITY                  MORTGAGE LOANS       PRINCIPAL BALANCE             BALANCE
----------------------------------------  --------------------  ----------------------- ------------------------
1st Liens............................              730               $     74,637,940               7.58%
2nd Liens............................           33,114                    909,533,712              92.42
                                          --------------------  ----------------------- ------------------------
        Total                                   33,844               $    984,171,652            100.00%
                                          ====================  ======================= ========================

                               DELINQUENCY STATUS

          NUMBER OF DAYS                  NUMBER OF                AGGREGATE UNPAID        PERCENTAGE OF AGGREGATE
            DELINQUENT                 MORTGAGE LOANS             PRINCIPAL BALANCE           PRINCIPAL BALANCE
-----------------------------      ----------------------     ------------------------  -----------------------------
     Current.................              33,844                   $ 984,171,652                   100.00%
                                   ----------------------     ------------------------  -----------------------------
             Total                         33,844                   $ 984,171,652                   100.00%
                                   ======================     ========================  =============================





                                ORIGINATION YEAR

              YEAR OF                     NUMBER OF                AGGREGATE UNPAID        PERCENTAGE OF AGGREGATE
            ORIGINATION                 MORTGAGE LOANS            PRINCIPAL BALANCE           PRINCIPAL BALANCE
-----------------------------      ----------------------     ------------------------  -----------------------------
    1999....................                    3                $          23,265                     0.00%
    2000....................                  101                        3,989,931                     0.41
    2001....................                   88                        2,764,580                     0.28
    2002....................               33,652                      977,393,876                    99.31
                                   ----------------------     ------------------------  -----------------------------
             Total                         33,844                $     984,171,652                   100.00%
                                   ======================     ========================  =============================

     APPENDIX II - CERTAIN FINANCIAL INFORMATION ABOUT THE MASTER SERVICER'S
     -----------------------------------------------------------------------
  SERVICING PORTFOLIO AND MORTGAGE LOAN DELINQUENCY AND FORECLOSURE EXPERIENCE
  ----------------------------------------------------------------------------

         As of September 30, 2002 Countrywide provided servicing for approximately $403.46 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. As of September 30, 2002 Countrywide provided servicing for approximately $9.4 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE

                                                        AS OF SEPTEMBER 30, 2002
                                                  --------------------------------------
                                                         PRINCIPAL
                                                          BALANCE         PERCENTAGE
                                                  -------------------  -----------------
                Portfolio.................        $9,419,586,205.61           --
                Delinquency percentage
                30-59 Days................        $   37,918,217.70         0.40%
                  60-89 Days..............             7,301,157.55         0.08
                  90+ Days................            14,855,533.24         0.16
                                                  -------------------  -----------------
                        Total.............        $   60,074,908.49         0.64%
                Foreclosure Rate..........        $    5,324,971.22         0.06%
                Bankruptcy Rate...........        $   41,029,635.64         0.44%

            APPENDIX III - FINANCIAL INFORMATION OF THE NOTE INSURER
            --------------------------------------------------------

         As of September 30, 2002, December 31, 2001, and December 31, 2000, the
Note Insurer had written directly or assumed through reinsurance, guaranties of approximately $401.3 billion, $367.2 billion, and $326.8 billion par value of securities, respectively (of which approximately 85 percent, 88 percent and 85 percent, respectively, constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $2.79 billion, $2.62 billion and $2.47 billion, respectively. As of September 30, 2002, the Note Insurer had reinsured approximately 18 percent of the risks it had written, 31 percent through quota share reinsurance, 12 percent through excess of loss reinsurance, and 57 percent through facultative arrangements.

         The following table sets forth the capitalization of the Note Insurer as of December 31, 2000, December 31, 2001, and September 30, 2002, respectively, on the basis of generally accepted accounting principles. No material adverse change in the capitalization of the Note Insurer has occurred since September 30, 2002.

                      FINANCIAL GUARANTY INSURANCE COMPANY
                              CAPITALIZATION TABLE
                              (DOLLARS IN MILLIONS)

                                                                                                      SEPTEMBER 30,
                                                                  DECEMBER 31,      DECEMBER 31,          2002
                                                                      2000              2001           (UNAUDITED)
                                                               ------------------ ---------------  ------------------
Unearned Premiums........................................          $    581            $    613          $  664
Other Liabilities........................................               225                 238             442
Stockholder's Equity
     Common Stock........................................                15                  15              15
     Additional Paid-in Capital..........................               384                 384             384
     Accumulated Other Comprehensive Income (Loss).......                23                (15)              65
     Retained Earnings...................................             1,608               1,623           1,792
Total Stockholder's Equity...............................             2,030               2,007           2,256
                                                               ------------------ ---------------  ------------------
Total Liabilities and Stockholder's Equity...............          $  2,836            $  2,858          $3,362
                                                               ================== ===============  ==================

         NEITHER THE NOTE INSURER NOR ANY OF ITS AFFILIATES ACCEPTS ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS OR ANY INFORMATION OR DISCLOSURE THAT IS PROVIDED TO POTENTIAL PURCHASERS OF THE NOTES, OR OMITTED FROM SUCH DISCLOSURE, OTHER THAN WITH RESPECT TO THE ACCURACY OF INFORMATION IN THE PROSPECTUS SUPPLEMENT REGARDING THE NOTE INSURER AND THE POLICY SET FORTH UNDER THE HEADINGS "THE NOTE INSURER" AND "DESCRIPTION OF THE POLICY" IN THE PROSPECTUS SUPPLEMENT AS UPDATED BY THIS APPENDIX III.

                                     EXPERTS

         The financial statements of Financial Guaranty Insurance Company as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001 are included in the Form 8-K of CWABS, Inc., which is incorporated by reference in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, which is also incorporated by reference therein, and upon the authority of said firm as experts in accounting and auditing.